Exhibit 99.1

DXC Technology Announces Expiration and Final Results of Cash Tender Offers

NEWS RELEASE – March 23, 2021

TYSONS, Va., March 23, 2021 — DXC Technology Company (NYSE: DXC) (the “Company” or “DXC”) announced today that the previously announced cash tender offers (the “tender offers”) by the Company to purchase for cash any and all of the Company’s outstanding 4.450% senior notes due 2022 (the “DXC Notes”) and any and all of the outstanding 4.450% senior notes due 2022 issued by DXC’s wholly-owned subsidiary, Computer Sciences Corporation (“CSC”) (the “CSC Notes,” and, together with the DXC Notes, the “Notes”), expired at 5:00 p.m. EDT on March 22, 2021 (the “expiration time”). At the expiration time, valid tenders had been received in the amounts set forth in the table below. This excludes $60,000 aggregate principal amount of the CSC Notes that remain subject to guaranteed delivery procedures described in the offer to purchase relating to the tender offers.

The table below sets forth certain information regarding the Notes and the tender offers.

Issuer	Title of Security	CUSIP Number	Principal Amount Outstanding	Principal Amount Tendered	Percentage of Outstanding Amount Tendered
DXC Technology Company	4.450% Senior Notes due 2022	23355LAA4	$274,470,000	$120,752,000	43.99%
Computer Sciences Corporation	4.450% Senior Notes due 2022	205363AN4	$170,795,000	$6,035,000	3.53%

The Company expects to accept for payment all Notes validly tendered and not validly withdrawn in the tender offers and expects to make payment for the Notes tendered prior to the expiration time in same-day funds on March 23, 2021 and, with respect to the Notes tendered pursuant to the guaranteed delivery procedures, on March 25, 2021.

The remaining DXC Notes and CSC Notes, which in aggregate total $153,718,000 and $164,760,000 in principal amount, respectively, not otherwise accepted for tender, will be subject to redemption and will be retired on April 15, 2021, in accordance with respect to each of the indentures applicable thereof. This includes the CSC Notes that remain subject to the guaranteed delivery procedures described in the offer to purchase relating to the tender offers unless otherwise accepted for tender pursuant to such guaranteed delivery procedures.

MUFG Securities Americas Inc. served as the dealer manager for the tender offers. Global Bondholder Services Corporation served as the tender agent and information agent for the tender offers.

About DXC

DXC Technology (DXC: NYSE) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. With decades of driving innovation, the world’s largest companies trust DXC to deploy the enterprise technology stack to deliver new levels of performance, competitiveness and customer experiences. Learn more about the DXC story and our focus on people, customers and operational execution at www.dxc.technology.

Forward-Looking Statements

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent DXC’s intentions, plans, expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. These statements are subject to numerous assumptions, risks, uncertainties, and other factors, many outside of DXC’s control, that could cause actual results to differ materially from the results described in such statements. For a description of these factors please see DXC’s most recently filed Annual Report on Form 10-K for the fiscal year ended March 31, 2020, Quarterly Reports on Form 10-Q for the quarterly period ended June 30, 2020, the quarterly period ended September 30, 2020 and the quarterly period ended December 31, 2020. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

Contact

Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com

John Sweeney, Investor Relations, +1-908-315-3665, john.sweeney@dxc.com